UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2011

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)   On February 9, 2011, PartnerRe Ltd. (the “Company”) announced that its Board of Directors had appointed Costas Miranthis to fill a vacancy on the Board. The Board approved this appointment on February 4, 2011, and it became effective on February 7, 2011. The Board appointed Mr. Miranthis as a Class III director. Accordingly, his term will expire at the 2011 Annual General Meeting of Shareholders. Mr. Miranthis will also serve as a member of the Board’s Human Resources Committee and Risk & Finance Committee.

Mr. Miranthis as President and Chief Executive Officer of the Company will not be compensated in his role as a director of the Company.

There is no arrangement or understanding between Mr. Miranthis and any other persons pursuant to which he was appointed as a director of the Company. There are no transactions in which Mr. Miranthis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Miranthis’s appointment as a director of the Company is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

99.1	Press Release of PartnerRe Ltd., dated February 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	February 10, 2011	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of PartnerRe Ltd., dated February 9, 2011